Filed Pursuant to Rule 424(b)(2)
Registration No. 333-166776

Prospectus supplement
(To prospectus dated May 19, 2010)

Newpark Resources, Inc.

$150,000,000 4.00% Convertible Senior Notes due 2017

Interest payable April 1 and October 1

We are offering $150,000,000 principal amount of our 4.00% Convertible Senior Notes due 2017. The notes will bear interest at a rate of 4.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2011. The notes will mature on October 1, 2017.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, we will deliver for each $1,000 principal amount of converted notes a number of shares of our common stock equal to the conversion rate, as described in this prospectus supplement.

The conversion rate will initially be 90.8893 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $11.00 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

We may not redeem the notes. No sinking fund is provided for the notes.

If we undergo a fundamental change, holders may require us to repurchase for cash all or part of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The New York Stock Exchange under the symbol “NR.” The last reported sale price of our common stock on The New York Stock Exchange on September 28, 2010 was $8.09 per share.

Investing in the notes and the common stock issuable upon conversion of the notes involves a high degree of risk. See “Risk factors” beginning on page S-8 of this prospectus supplement and page 2 of the accompanying prospectus.

	Per note	Total

Public offering price(1)	100%	$150,000,000
Underwriting discounts and commissions	3%	$4,500,000
Proceeds, before expenses, to us	97%	$145,500,000

(1)	Plus accrued interest, if any, from October 4, 2010.

We have granted the underwriters the right to purchase within a 30-day period up to an additional $22,500,000 principal amount of notes, solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about October 4, 2010.

Sole book-running manager
J.P. Morgan

Senior co-manager
BofA Merrill Lynch

Co-managers

Wells Fargo Securities	Raymond James

September 29, 2010

Prospectus supplement

S-i

About this prospectus supplement

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering, the notes and matters relating to us and our financial performance and condition. The second part, the accompanying prospectus dated May 19, 2010, gives more general information about securities that we may offer from time to time, some of which does not apply to this offering.

If the description of this offering and the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where you can find more information.”

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities covered by this prospectus supplement and accompanying prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should not consider any information in or incorporated by reference into this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

You should base your decision to invest in the notes after considering all of the information contained in this prospectus supplement, the accompanying prospectus and any information incorporated by reference herein and therein.

No representation or warranty, express or implied, is made as to the accuracy or completeness of the information obtained from third party sources set forth herein, in the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus, and nothing contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein is, or shall be relied upon as, a promise or representation, whether as to past or future performance.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “Newpark,” “Newpark Resources,” “our company,” “we,” “our,” “us” or similar references mean Newpark Resources, Inc. and its consolidated subsidiaries, except that such references with respect to the terms of the notes mean Newpark Resources, Inc. and not its subsidiaries.

S-ii

Cautionary statement
regarding forward-looking statements

Some information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference herein and therein may contain certain statements (other than statements of historical fact) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “assume,” “could,” “plans,” “projects,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes. However, these are not the exclusive means of identifying forward-looking statements.

Forward-looking statements are subject to risk and uncertainties, which may include assumptions or bases underlying such forward-looking statement, and we caution that, while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results, and the difference between assumed facts or bases and actual results could be material, depending on the circumstances. It is important to note that actual results could differ materially from those projected by such forward-looking statements.

Although we believe that the expectations in our forward-looking statements are reasonable, we cannot give any assurance that those expectations will be correct. Our operations are subject to numerous uncertainties, risks and other influences, many of which are outside our control and any of which could materially affect our results of operations and ultimately prove the statements we make to be inaccurate.

Factors that could cause our results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following:

•	our customer concentration and cyclical nature of our industry;

•	the availability of raw materials and skilled personnel;

•	our market competition;

•	the cost and continued availability of borrowed funds;

•	risks related to our international operations;

•	compliance with legal and regulatory matters, including environmental regulations;

•	the availability of insurance and the risks and limitations of our insurance coverage;

•	potential impairment of long-lived intangible assets;

•	our ability to continue to develop product enhancements or new products acceptable to our industry;

•	risks related to severe weather, including hurricanes and other adverse weather events;

S-iii

•	risks related to fluctuations in the market value of our common stock; and

•	the impact of the Deepwater Horizon oil spill and the statutory and regulatory measures adopted in response thereto.

Other factors, risks and uncertainties that could cause actual results to differ materially from our expectations are discussed under the heading “Risk factors” below and as otherwise described in our periodic filings with the Securities and Exchange Commission, or the SEC.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the accompanying prospectus or in any document we incorporate by reference, the date of that document. Other than as required under the securities laws, we undertake no obligation to publicly update or revise any forward-looking statements.

S-iv

Summary

This summary highlights selected information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The following summary does not contain all of the information that you should consider before investing in the notes and is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus supplement, the accompanying prospectus, the financial statements and the documents incorporated by reference herein and therein. See “Where you can find more information.” You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk factors” section beginning on page S-8 of this prospectus supplement, before making an investment decision. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

The company

We are a diversified oil and gas industry supplier, and have three reportable segments: Fluids Systems and Engineering, Mats and Integrated Services, and Environmental Services. We provide our products and services primarily to the oil and natural gas exploration and production, or E&P, industry in the U.S. Gulf Coast, West Texas, East Texas, Oklahoma, North Louisiana, Rocky Mountains and Northeast regions, as well as Canada, Brazil, United Kingdom, or U.K., Mexico and certain areas of Europe and North Africa. Furthermore, we have established a presence outside the E&P sector, particularly in Mats and Integrated Services, where we are marketing to utilities, municipalities and government sectors.

Our Fluids Systems and Engineering business offers unique solutions, including highly technical drilling projects involving complex subsurface conditions, such as horizontal, directional, geologically deep or deep water drilling. These projects require increased monitoring and critical engineering support of the fluids system during the drilling process. We provide drilling fluids products and technical services to the North American, European, North African and Brazilian markets. We also provide completion fluids services and equipment rental to customers in Oklahoma and Texas. Included within our Fluids System and Engineering business are our industrial mineral grinding operations for barite, a critical raw material in drilling fluids products, which serve to support our activity in the drilling fluids market. We grind barite and other industrial minerals at our facilities and use the resulting products in our drilling fluids business and also sell the resulting products to industrial users, including other drilling fluids companies.

Our Mats and Integrated Services business provides mat rentals, location construction and related well site services to E&P customers in the Northeast U.S., onshore U.S. Gulf Coast and Western Colorado regions, and mat rentals to the utility industry in the U.K., which ensure all-weather access to sites with unstable soil conditions common to these areas. We also install access roads and temporary work sites for pipeline, electrical utility and highway construction projects where soil protection is required by environmental regulations or to assure productivity in unstable soil conditions.

Our Environmental Services business processes and disposes of waste generated by our oil and gas customers that is treated as exempt under the Resource Conservation and Recovery Act, or RCRA. Primary revenue sources include onshore drilling waste management as well as reclamation services. In addition, we provide disposal services in the West Texas market. We operate six receiving and transfer facilities located along the U.S. Gulf Coast. E&P waste is collected at the transfer facilities from drilling and production operations located offshore, onshore and within inland waters. Waste is accumulated at the transfer facilities and moved by barge through the Gulf Intracoastal Waterway to our processing and transfer facility at Port Arthur, Texas, and, if not recycled, is trucked to injection disposal facilities. We also recycle a portion of the material received and deliver it to municipal landfill facilities for application as a commercial product. Any remaining material is injected, after further processing, into environmentally secure geologic formations, effecting a permanent isolation of the material from the environment.

Business strengths

Demonstrated ability to expand fluids market share. We have achieved market share growth in our fluids business during nine of the last ten years while competing with larger, more diversified oilfield service companies. We believe that we are well-positioned in the six most prolific North American shale plays to expand our market share further.

Differentiation through technology advancements. We have focused on providing customized technological solutions for exploration and production operators to reduce their drilling time and improve their economics, which differentiates us from other drilling fluid providers. For example, our mostly recently announced technological development, a new water-based system called Evolutiontm, improves the rate of penetration with less environmental impact.

Creditworthy and diverse customer base. We have a customer base, with varied levels of revenues, that includes both national oil companies and international oil companies. This diversity of customers provides more stability in contracts and investments and increases our opportunities for longer-term and higher-rate operating margins.

Favorable international markets. During the last five years, we have demonstrated the ability to expand our business internationally into Europe, North Africa and Brazil. We experienced a 30% rate of revenue growth in our international markets during the first sixth months of 2010. We have additional opportunities for growth in Europe, Africa and the Middle East.

Corporate information

We were incorporated in 1932 as a Nevada corporation. In 1991, we changed our state of incorporation to Delaware. Our corporate headquarters are located at 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381. Our phone number is (281) 362-6800, and our website is accessed at www.newpark.com. Information on our website is not incorporated into this prospectus supplement or our other securities filings and is not a part of this prospectus supplement.

The offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer to Newpark Resources, Inc. and not to its consolidated subsidiaries.

Issuer	Newpark Resources, Inc., a Delaware corporation.

Securities	$150,000,000 principal amount of 4.00% Convertible Senior Notes due 2017 (plus up to an additional $22,500,000 principal amount to cover over-allotments).

Maturity	October 1, 2017, unless earlier repurchased or converted.

Interest	4.00% per year. Interest will accrue from October 4, 2010 and will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2011. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of notes—Events of default.”

Conversion rights	Holders may convert their notes at their option prior to the close of business on the business day immediately preceding the maturity date, in multiples of $1,000 principal amount.

The conversion rate for the notes is initially 90.8893 shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $11.00 per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will deliver for each $1,000 principal amount of converted notes a number of shares of our common stock equal to the conversion rate (together with a cash payment in lieu of any fractional share) on the third business day following the relevant conversion date.

In addition, following certain corporate events that occur prior to maturity, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under “Description of notes—Conversion rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the delivery to you of the shares of our common stock, together with a cash payment for any fractional share, upon conversion of a note.

No redemption	We may not redeem the notes prior to maturity and no “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Fundamental change	If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of notes—Fundamental change permits holders to require us to repurchase notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of notes—Fundamental change permits holders to require us to repurchase notes.”

Ranking	The notes will be our senior unsecured obligations and will rank:

• senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes;

• equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated;

• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

• structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries.

As of June 30, 2010, our total consolidated indebtedness was $120.1 million, of which an aggregate of $114.0 million was secured indebtedness of ours and of which an aggregate of $6.1 million was indebtedness of our subsidiaries. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated long-term indebtedness would have been $156.1 million as of June 30, 2010.

The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.

Use of proceeds	We estimate that the proceeds from this offering will be approximately $145.0 million (or $166.8 million if the underwriters exercise their option to purchase additional notes in full), after deducting fees and estimated expenses. We intend to use approximately $104 million of the net proceeds from this offering to repay existing indebtedness outstanding under our revolving and term loan credit facility and the remaining net proceeds for general corporate purposes. See “Use of proceeds.”

Book-entry form	The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The

Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes	The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

U.S. federal income tax consequences	For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Certain United States federal tax considerations.”

New York Stock Exchange symbol for our common stock	Our common stock is listed on The New York Stock Exchange under the symbol “NR.”

Conflicts of Interest	Affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are lenders under our credit facility and may receive more than 5% of the proceeds from this offering. Raymond James & Associates, Inc. is assuming the responsibilities of acting as the qualified independent underwriter in connection with this offering. See “Conflicts of interest.”

Trustee, paying agent and conversion agent	Wells Fargo Bank, National Association.

Summary consolidated financial information and operating data

The following table sets forth our summary historical financial information and other operating data for the periods indicated. The summary consolidated statement of operations information for the years ended December 31, 2007, 2008 and 2009 and the summary consolidated balance sheet information as of December 31, 2008 and 2009 are derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement. The summary consolidated balance sheet information as of December 31, 2007 is derived from our audited consolidated financial statements, which are not included or incorporated by reference into this prospectus supplement. The summary consolidated statement of operations information for the six months ended June 30, 2009 and 2010, and the summary consolidated balance sheet data as of June 30, 2010 is derived from our unaudited interim financial statements, which are incorporated by reference into this prospectus supplement. The summary consolidated balance sheet data as of June 30, 2009 are derived from our unaudited interim financial statements, which are not included or incorporated by reference into this prospectus supplement. In the opinion of management, these unaudited financial statements reflect all adjustments necessary for a fair presentation of our results of operations and financial condition. All such adjustments are of a normal recurring nature. The results for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year. This summary consolidated financial information and operating data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto, included in our Annual Report on Form 10-K for the year ended December 31, 2009, as updated by our Current Report on Form 8-K as filed with the SEC on May 12, 2010, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which are incorporated by reference into this prospectus supplement.

						Six months ended
	Year ended December 31,					June 30,
(dollars in thousands)	2007		2008		2009	2009	2010

						(unaudited)

Statement of Operations Data:
Revenues	$671,207		$858,350		$490,275	$236,537	$342,150
Operating income (loss)	66,403		71,496		(15,325)	(22,701)	33,605
Interest expense	20,251		10,881		9,334	3,250	4,376
Income (loss) from continuing operations	$31,763		$39,300		$(20,573)	$(20,791)	$18,622
Loss from discontinued operations, net of tax	(3,488)		(842)		–	–	–
Loss from disposal of discontinued operations, net of tax	(1,613)		–		–	–	–

Net income (loss)	$26,662		$38,458		$(20,573)	$(20,791)	$18,622

Ratio of earnings to fixed charges(a)	2.49	x	3.33	x	(b )	(b )	3.82	x
Balance Sheet Data (at end of period):
Working Capital(c)	$214,890		$253,136		$163,110	$172,955	$225,475
Total assets	$643,493		$713,679		$585,114	$582,208	$643,458
Foreign bank lines of credit	$7,297		$11,302		$6,901	$6,370	$5,286
Current maturities of long-term debt	$11,565		$10,391		$10,319	$10,471	$10,192
Long-term debt, less current portion	$158,616		$166,461		$105,810	$127,944	$104,588
Stockholders’ equity	$360,664		$377,882		$368,022	$361,457	$381,210
Other Operating Data:
EBITDA (unaudited)(d)	$91,087		$97,570		$14,683	$(8,047)	$48,727

(a)	For these ratios, “earnings” represent the aggregate of (1) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (2) fixed charges, (3) amortization of capitalized interest, (4) distributed income of equity investees and (5) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (1) interest capitalized, (2) preference security dividend requirements of consolidated subsidiaries, and (3) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed Charges” represent the sum of (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) an estimate of the interest within rental expense, and (4) preference security dividend requirements of consolidated subsidiaries. “Preference security dividend” is the amount of pre-tax income that is required to pay the dividends on outstanding preference securities.

(b)	Reflects deficiency of earnings available to cover fixed charges of $22.8 million and $20.8 million for the fiscal year ended December 31, 2009 and the six months ended June 30, 2009, respectively.

(c)	Working capital calculated as current assets less current liabilities.

(d)	Earnings before interest, taxes, depreciation and amortization, or EBITDA, is a non-GAAP financial measurement. We use EBITDA as an alternative measure of financial performance of our operations. Although EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies to assess operating performance for companies in our industry, it is not a substitute for other GAAP financial measures such as net income or operating income as calculated and presented in accordance with GAAP. Furthermore, we believe that the non-GAAP EBITDA financial measure is useful to investors in providing greater transparency to the information used by management in its operational and investment decision making. Our non-GAAP financial measures may be different from such measures used by other companies. We urge you to review the GAAP financial measures included in this prospectus supplement and our consolidated financial statements, including the notes thereto, and the other financial information contained in this prospectus supplement and incorporated herein by reference, and not to rely on any single financial measure to evaluate our business.

A reconciliation of income (loss) from continuing operations to EBITDA for each of the historical fiscal periods indicated is as follows:

	Year ended December 31,			Six months ended June 30,
(dollars in thousands)	2007	2008	2009	2009	2010

Income (loss) from continuing operations	$31,763	$39,300	$(20,573)	$(20,791)	$18,622
Depreciation and amortization	23,601	27,343	28,138	14,093	13,298
Interest expense, net	20,251	10,881	9,334	3,250	4,376
Income tax expense (benefit)	15,472	20,046	(2,216)	(4,599)	12,431

EBITDA	$91,087	$97,570	$14,683	$(8,047)	$48,727

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. EBITDA has material limitations as a performance measure because it excludes (1) interest expense, which is a necessary element of our costs and ability to generate revenues because we borrow money to finance our operations, (2) depreciation, which is a necessary element of our costs and ability to generate revenues because we use capital assets, and (3) income taxes, which we are required to pay. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from EBITDA and by presenting comparable GAAP measures more prominently in our disclosures.

Risk factors

An investment in the notes involves significant risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q incorporated by reference herein and therein under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Risks related to our business

Risks related to our customer concentration and cyclical nature of the E&P industry

We derive a significant portion of our revenues from companies in the E&P industry, and our customer base is highly concentrated in major and independent oil and gas E&P companies operating in the markets that we serve. In 2009, approximately 51% of our consolidated revenues were derived from our 20 largest customers. The E&P industry is historically cyclical, with levels of activity generally affected by the following factors:

•	current oil and natural gas prices and expectations about future prices;

•	the cost to explore for, produce and deliver oil and gas;

•	the discovery rate for new oil and gas reserves;

•	the ability of oil and gas companies to raise capital;

•	domestic and international political, military, regulatory and economic conditions; and

•	government regulations regarding environmental protection, taxation, price controls and product allocation.

Because of the cyclical nature of our industry and our customer concentration, our quarterly and annual operating results have fluctuated significantly in recent years and may continue to fluctuate in future periods. A prolonged decline in industry drilling rig activity or the loss of any of our large customers could materially affect the demand for our services. Because our business has high fixed costs, including significant facility and personnel expenses, downtime or low productivity due to reduced demand can have a significant adverse impact on our profitability.

Risks related to the availability of raw materials and skilled personnel

Our ability to provide products and services to our customers is dependent upon our ability to obtain the raw materials and qualified personnel necessary to operate our business.

Barite is a naturally occurring mineral that constitutes a significant portion of our drilling fluids systems. We currently secure the majority of our barite ore from foreign sources, primarily China and India. The availability and cost of barite ore is dependent on factors beyond our control including power shortages, political priorities and government imposed export fees in China as well as natural disasters such as the 2008 earthquake in Sichuan Province, China. The availability and cost of barite ore is further impacted by inland transportation and ocean freight. Due to recent wide swings in world wide demand for raw materials, the cost of transportation has fluctuated significantly. Significant fluctuations in either the cost of raw materials, including barite ore or their transportation costs, may impact our profitability.

Our business is also highly dependent on our ability to attract and retain highly-skilled engineers, technical sales and service personnel. The market for these employees is very competitive, and if we cannot attract and retain quality personnel, our ability to compete effectively and to grow our business will be severely limited. Also a significant increase in the wages paid by competing employers could result in a reduction in our skilled labor force or an increase in our operating costs.

Risk related to our market competition

We face competition in the Fluids Systems and Engineering business, where there are several companies larger than us that may have access to more capital, at lower costs, and greater geographic coverage. Numerous smaller companies also compete against us in the drilling fluids market.

Our competition in the Mats and Integrated Services business is very fragmented and competitive, with nine to ten competitors providing various forms of wooden mat products and services. No domestic competitors provide a product similar to our DuraBasetm composite mat system at the present time.

Competition in the Environmental Services market could increase as the industry continues to develop, which could put downward pressure on our margins. We also face competition from efforts by oil and gas producing customers to improve their own methods of disposal and waste elimination.

Risks related to the cost and continued availability of borrowed funds

We employ borrowed funds as an integral part of our long-term capital structure, and our future success is dependent upon continued access to borrowed funds to support our operations. The availability of borrowed funds on reasonable terms is dependent on the condition of credit markets and financial institutions from which these funds are obtained. Adverse events in the financial markets, such as those experienced over the past two years, may significantly reduce the availability of funds, which may have an adverse effect on our cost of borrowings and our ability to fund our business strategy. Adverse events in the financial markets may also negatively impact our customers, as many of them finance their drilling and production operations through borrowed funds. The reduced availability and increased cost of borrowing could cause our customers to reduce their spending on drilling programs, thereby reducing demand and potentially pricing for our products and services.

Our ability to meet our debt service requirements and the continued availability of funds under our existing credit agreement is dependent upon our ability to continue generating operating income and remain in compliance with the covenants in our credit agreements. This, in turn, is subject to the volatile nature of the E&P industry, and to competitive, economic, financial and other factors that are beyond our control. For example, we were not in compliance with our covenant requirements as of June 30, 2009 and as a result, entered into the First Amendment to our Amended and Restated Credit Agreement (“First Amendment”) to obtain temporary relief from these requirements. If we are unable to maintain compliance with the covenant requirements in our credit facility (as occurred in 2009), our borrowing costs may increase, or our lenders may declare all amounts outstanding under our credit agreement immediately due and payable. The lenders also could terminate all commitments under the facility and enforce their rights to security interests in substantially all of our U.S. assets. In addition, the terms of our credit facility limit our ability to incur additional indebtedness.

Risks related to international operations

We have significant operations outside of the United States, including certain areas of Europe, North Africa, Brazil, Canada and Mexico. In 2009, these international operations generated approximately one-third of our consolidated revenues. In addition, we may seek to expand to other areas outside the United States in the future. International operations are subject to a number of risks and uncertainties, including:

•	difficulties and costs associated with complying with a wide variety of complex foreign laws, treaties and regulations;

•	unexpected changes in regulatory environments or tax laws;

•	legal uncertainties, timing delays and expenses associated with tariffs, export licenses and other trade barriers;

•	difficulties enforcing agreements and collecting receivables through foreign legal systems;

•	risks associated with the Foreign Corrupt Practices Act and other similar U.S. laws applicable to our operations in international markets;

•	exchange controls or other limitations on international currency movements;

•	sanctions imposed by the U.S. government to prevent us from engaging in business in certain countries;

•	inability to preserve certain intellectual property rights in the foreign countries in which we operate;

•	our inexperience in new international markets;

•	fluctuations in foreign currency exchange rates; and

•	political and economic instability.

Risks related to legal and regulatory matters, including environmental regulations

We are responsible for complying with numerous federal, state and local laws, regulations and policies that govern environmental protection, zoning and other matters applicable to our current and past business activities, including the activities of our former subsidiaries. Failure to remain compliant with these laws and regulations may result in fines, penalties, costs of cleanup of contaminated sites and site closure obligations, or other expenditures. Furthermore, any changes in the current legal and regulatory environment could impact industry activity and the demands for our products and services, the scope of products and services that we provide, or our cost structure required to provide our products and services.

We believe that the demand for our services in the Environmental Services business is directly related to regulation of E&P waste. In particular, E&P waste is currently exempt from the principal federal statute governing the handling of hazardous waste. In recent years, proposals have been made to rescind this exemption. If the exemption covering this type of E&P waste is repealed or modified, or if the regulations interpreting the rules regarding the treatment or disposal of E&P waste contaminated with naturally occurring radioactive material, or NORM, were changed, it could have a material adverse effect on this business.

The markets for our products and services are dependent on the continued exploration for and production of fossil fuels (predominantly oil and natural gas). In December 2009, the U.S. Environmental Protection Agency, or “EPA”, published findings that the emissions of carbon dioxide, methane and other greenhouse gases, or “GHG”, are contributing to the warming of the Earth’s atmosphere and other climatic changes, presenting an endangerment to human health and the environment. Furthermore, the EPA has recently proposed regulations that could limit greenhouse gas emissions and impose reporting, permitting and other obligations on large greenhouse gas emission sources. In addition, the U.S. Congress is currently considering a number of legislative proposals to restrict GHG emissions, and more than 20 states, either individually or as part of regional initiatives, have begun taking actions to control and/or reduce GHG emissions. To the extent that laws and regulations enacted as part of climate change legislation increase the costs of drilling for or producing fossil fuels, or reduce the demand for fossil fuels, such legislation could have a material adverse impact on our profitability.

Risks related to the inherent limitations of insurance coverage

While we maintain liability insurance, this insurance is subject to coverage limitations. Specific risks and limitations of our insurance coverage include the following:

•	self-insured retention limits on each claim, which are our responsibility;

•	exclusions for certain types of liabilities and limitations on coverage for damages resulting from environmental contamination;

•	coverage limits of the policies, and the risk that claims will exceed policy limits; and

•	the financial strength and ability of our insurance carriers to meet their obligations under the policies.

In addition, our ability to continue to obtain insurance coverage on commercially reasonable terms is dependent upon a variety of factors impacting the insurance industry in general, which are outside our control.

Any of the issues noted above, including insurance cost increases, uninsured or underinsured claims, or the inability of an insurance carrier to meet their financial obligations could have a material adverse effect on our profitability.

Risks related to potential impairments of long-lived intangible assets

As of June 30, 2010, our consolidated balance sheet includes $60.9 million in goodwill and $14.4 million of intangible assets, net. Goodwill and indefinite-lived intangible assets are tested for impairment annually, or more frequently as the circumstances require, using a combination of market multiple and discounted cash flow approaches. In completing this annual evaluation during the fourth quarter of 2009, we determined that no reporting unit has a fair value below its net carrying value, and therefore, no impairment was required. However, while our analysis indicated that the fair value of our drilling fluids business remained significantly in excess of carrying value, our mats and integrated services reporting unit exceeded net carrying value by less than 10%. If the financial performance or future projections for our Mats and Integrated

Services segment or our other operating segments deteriorate from current levels, a future impairment of goodwill or indefinite-lived intangible assets may be required, which would negatively impact our financial results in the period of impairment. As of June 30, 2010, the consolidated balance sheet includes $14.9 million of goodwill for the Mats and Integrated Services segment.

Risks related to technological developments in our industry

The market for our products and services is characterized by continual technological developments that generate substantial improvements in product functions and performance. If we are not successful in continuing to develop product enhancements or new products that are accepted in the marketplace or that comply with industry standards, we could lose market share to competitors, which would negatively impact our results of operations and financial condition.

We hold U.S. and foreign patents for certain of our drilling fluids components and our mat systems. In our Environmental Services business, we also hold U.S. patents on certain aspects of our system to process and dispose of E&P waste, including E&P waste that is contaminated with NORM. However, these patents are not a guarantee that we will have a meaningful advantage over our competitors, and there is a risk that others may develop systems that are substantially equivalent to those covered by our patents. If that were to happen, we would face increased competition from both a service and a pricing standpoint. In addition, costly and time-consuming litigation could be necessary to enforce and determine the scope of our patents and proprietary rights. It is possible that future innovation could change the way companies drill for oil and gas, reduce the amount of waste that is generated from drilling activities or create new methods of disposal or new types of drilling fluids. This could reduce the competitive advantages we may derive from our patents and other proprietary technology.

Risks related to severe weather, particularly in the U.S. Gulf Coast

Approximately 31% of our consolidated revenue in 2009 was generated in market areas in the U.S. Gulf of Mexico and related near-shore areas, which are susceptible to hurricanes and other adverse weather events, such as those which occurred in 2005 and 2008. These weather events can disrupt our operations and result in damage to our properties, as well as negatively impact the activity and financial condition of our customers. Our business may be adversely affected by these and other negative effects of future hurricanes or other adverse weather events.

Risks related to restrictions on offshore drilling activity in the Gulf of Mexico

In April 2010, the Deepwater Horizon drilling rig sank in the Gulf of Mexico after a blowout and fire, resulting in the ongoing discharge of oil from the well. Following the Deepwater Horizon oil spill, the Department of Interior of the U.S. government has taken several actions aimed at restricting and temporarily prohibiting certain drilling activity in the Gulf of Mexico. During the first half of 2010, we generated approximately $26 million of revenues from the area impacted by the restrictions, including $2.7 million of revenue directly related to the Deepwater Horizon oil spill.

As a result of the restrictions imposed by the Department of Interior, our customers may possibly be forced to delay or cease operations in the areas impacted by the spill, resulting in less demand for our drilling fluids and waste disposal services. Furthermore, our facilities on the coast of the Gulf of Mexico may be forced to suspend operations as a result of impacts from the restrictions, which could potentially result in a reduction in revenues or an increase in our costs. Depending on the scope of restrictions on Gulf of Mexico drilling activity, we expect revenues and operating income from this region to be lower in future periods, as compared to the first half of 2010, for as long as the restrictions remain in effect.

In addition, we cannot predict whether changes in laws and regulations concerning operations in the Gulf of Mexico, or more generally throughout the U.S., will be enacted. Significant changes in regulations regarding future exploration and production activities in the Gulf of Mexico, or other government or regulatory actions, could reduce drilling and production activity or increase the costs of our services, which could have a material adverse impact on our business.

Risks related to the notes

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to our existing and future indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to our existing and future liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of June 30, 2010, our total consolidated indebtedness was $120.1 million, of which an aggregate of $114.0 million was secured indebtedness of ours and of which an aggregate of $6.1 million was indebtedness of our subsidiaries. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated long-term indebtedness would have been $156.1 million as of June 30, 2010.

The notes are our obligations only, and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A substantial portion of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The SEC recently adopted new rules under Regulation SHO that restrict short selling when the price of a “covered security” has triggered a “circuit breaker” by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. These new rules become effective on November 10, 2010. Because our common stock is a “covered security,” the new restrictions may interfere with the ability of investors in, and potential purchasers of, the notes to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes.

In addition, national securities exchanges and FINRA have begun pilot programs to halt trading in certain individual stocks if the price moves 10% or more from a sale in a five-minute period. If similar limitations become effective with respect to trading in our common stock, they may decrease, or prevent an increase in, the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the notes, to effect hedging transactions in or relating to our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the notes.

Although the direction and magnitude of the effect that the amendments to Regulation SHO and rules of the national securities exchanges and FINRA may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible notes issued by many of the financial services companies subject to the prohibition. Any governmental actions that restrict the ability of investors in, or potential purchasers of, the notes to effect short sales in our common stock or to implement hedging strategies, including the recently adopted amendments to Regulation SHO and the national securities exchange rule changes, could similarly adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon repurchase of the notes upon a fundamental change.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, as described under “Description of notes—Fundamental change permits holders to require us to repurchase notes.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor. Certain fundamental changes are events of default under our senior credit agreement, which would permit our lenders to accelerate such indebtedness, to the extent amounts are outstanding under such arrangements. In addition, our ability to repurchase the notes may be limited by law, by regulatory authority or by agreements governing our indebtedness that exist at the time of the repurchase. Our failure to repurchase notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and a warrant and upon conversion of the notes. We cannot predict the size of future issuances, if any, or the effect that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of notes will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to them.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date with respect to any notes they surrender for conversion but will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date with respect to any notes surrendered for conversion, then the holder surrendering such notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of notes—Fundamental change permits holders to require us to repurchase notes,” “Description of notes—Conversion rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change” and “Description of notes—Consolidation, merger and sale of assets.”

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to maturity, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under “Description of notes—Conversion rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change.” The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price paid (or deemed paid) per share of our common stock in the transaction is greater than $55.00 per share or less than $8.09 (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed 123.6093 per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of notes—Conversion rights—Conversion rate adjustments.”

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of notes—Conversion rights—Conversion rate adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, although each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes although you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. This increase may also be subject to U.S. federal income tax as a dividend. See “Certain United States federal tax considerations.” If you are a non-U.S. holder (as defined in “Certain United States federal tax considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or a lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Certain United States federal tax considerations.”

Risks related to our common stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell your common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

The market price for our common stock has varied between a high of $9.07 on August 31, 2010 and a low of $2.36 on September 2, 2009 in the twelve month period ended August 31, 2010. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “—Risks related to our business”; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of September 24, 2010, we had outstanding approximately 90,397,974 shares of our common stock and options to purchase approximately 3,949,872 shares of our common stock (of which approximately 2,096,920 were exercisable as of that date). In addition, we had a warrant outstanding with an affiliate of J.P. Morgan Securities LLC, an underwriter in this offering, which, as of September 24, 2010, was exercisable in full up to approximately 2.1 million shares at $8.97 per share and contains an anti-dilution provision should we issue additional shares of our common stock in the future at a price below the greater of the then-effective exercise price or the fair market value of our common stock. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Our charter documents may impede or discourage a takeover, which could cause the market price of our shares to decline.

Our board of directors or a committee thereof has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors or a committee thereof to create and issue a new series of preferred stock and certain provisions of Delaware law and our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock and the value of your notes.

Use of proceeds

We estimate the net proceeds from this offering, after deducting estimated offering expenses and the underwriters’ discounts and commissions, will be approximately $145.0 million (or $166.8 million if the underwriters exercise their option to purchase additional notes in full). We intend to use the net proceeds to repay approximately $74.0 million aggregate principal amount outstanding under our revolving credit facility and approximately $30.0 million aggregate principal amount outstanding under our term loan credit facility. Any proceeds that remain after the repayment of debt would be used for general corporate purposes, including working capital for use in executing our long-term strategic plan for domestic and international growth.

Our credit facility consists of a $150 million revolving credit facility and a $50 million term loan. The revolving loans bear interest at LIBOR plus a margin based on our consolidated leverage ratio, ranging from 400 to 750 basis points, or at an interest rate based on the greatest of (i) the prime rate, (ii) the federal funds rate in effect plus 50 basis points or (iii) the Eurodollar rate for a Eurodollar Loan with a one-month interest period plus 100 basis points, in each case plus a margin ranging from 300 to 650 basis points. The credit facility matures in December 2012. As of June 30, 2010, $84.0 million was outstanding under the revolving credit facility and $30.0 million of the term loan was outstanding. At June 30, 2010, the weighted average borrowing rate under our credit facility was 5.31%. Affiliates of certain underwriters are lenders under our credit facility.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2010:

•	on an actual basis; and

•	as adjusted to give effect to the issuance and sale of $150 million aggregate principal amount of notes and the application of the net proceeds therefrom, after deducting the estimated underwriting discount and offering expenses.

This allocation of the use of net proceeds is illustrative of our intent with respect to the net proceeds from this offering. See “Use of proceeds.” This table should be read in conjunction with the unaudited consolidated financial statements (including the notes thereto) incorporated by reference into this prospectus supplement.

	June 30, 2010
		Adjusted for
		sale of the
(thousands)	Actual	notes

Cash and cash equivalents	$12,213	$43,213

Total debt, including current maturities:
Revolving credit facility(1)	$84,000	$–
Term loan	30,000	–
Other	6,066	6,066
Notes offered hereby	–	150,000

Total debt	120,066	156,066
Total stockholders’ equity	381,210	381,210

Total capitalization	$501,276	$537,276

(1)	As of June 30, 2010, we had approximately $62.1 million of availability under our credit facility. As of September 24, 2010, we had $74.0 million outstanding under our revolving credit facility and $66.2 million of availability; we also had $30 million outstanding under our term loan.

Price range of common stock

As of September 24, 2010, there were 90,397,974 shares of our common stock outstanding, held by approximately 1,833 holders of record. Our common stock is traded on the New York Stock Exchange under the symbol “NR.”

The following table sets forth, for the periods indicated, the high and low closing sales price for shares of our common stock, as reported on the New York Stock Exchange. The closing sales price of our common stock on the New York Stock Exchange on September 28, 2010 was $8.09 per share.

	Price range of
	common stock
	High	Low

Fiscal year ended December 31, 2010
Third quarter (through September 28, 2010)	$9.50	$5.97
Second quarter	8.05	5.18
First quarter	5.85	3.60
Fiscal year ended December 31, 2009
Fourth quarter	$4.56	$2.56
Third quarter	3.51	2.22
Second quarter	3.47	2.22
First quarter	4.68	2.30
Fiscal year ended December 31, 2008
Fourth quarter	$7.25	$2.97
Third quarter	8.92	5.95
Second quarter	8.41	4.94
First quarter	5.50	3.76

Dividend policy

We have not paid cash dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Our board of directors currently intends to retain any future earnings for reinvestment in our business. In any event, any determination to pay dividends will be at the discretion of our board of directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and any other factors that our board of directors deems relevant. In addition, our credit facility contains covenants which limit the payment of dividends on our common stock.

Description of notes

We will issue the notes under a base indenture to be executed in connection with this offering between us and Wells Fargo Bank, National Association, as supplemented by a supplemental indenture with respect to the notes. In this section, we refer to the base indenture (the “base indenture”), as supplemented by the supplemental indenture (the “supplemental indenture”), collectively as the “indenture.” This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompany prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the indenture from us as described under “Where you can find more information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to Newpark Resources, Inc. and not to its subsidiaries.

General

The notes will:

•	be our general unsecured, senior obligations;

•	initially be limited to an aggregate principal amount of $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full);

•	bear cash interest from October 4, 2010 at an annual rate of 4.00% payable on April 1 and October 1 of each year, beginning on April 1, 2011;

•	not be redeemable prior to maturity;

•	be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental change permits holders to require us to repurchase notes”), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	mature on October 1, 2017, unless earlier converted or repurchased;

•	be issued in denominations of $1,000 and multiples of $1,000; and

•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-entry, settlement and clearance.”

The notes may be converted at an initial conversion rate of 90.8893 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately

$11.00 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

Upon conversion of a note, we will deliver shares of our common stock, together with a cash payment in lieu of any fractional share, as described under “—Conversion rights—Settlement upon conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Fundamental change permits holders to require us to repurchase notes” and “—Consolidation, merger and sale of assets” below and except for the provisions set forth under “—Conversion rights—Adjustment to shares delivered upon conversion upon a make-whole fundamental change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be part of the same issue as the notes offered hereby for U.S. federal income tax purposes.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and cancellation

We will cause all notes surrendered for payment, repurchase (including as described immediately below and in “—Fundamental change permits holders to require us to repurchase notes”), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements.

Payments on the notes; paying agent and registrar; transfer and exchange

We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase.

The registered holder of a note will be treated as the owner of it for all purposes.

Interest

The notes will bear cash interest at a rate of 4.00% per year until maturity. Interest on the notes will accrue from October 4, 2010 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2011.

Interest will be paid to the person in whose name a note is registered at the close of business on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of default.”

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of June 30, 2010, our total consolidated indebtedness was $120.1 million, of which an aggregate of $114.0 million was secured indebtedness of ours and of which an aggregate of $6.1 million was indebtedness of our subsidiaries. After giving effect to the issuance of the notes (assuming no exercise of the underwriters’ over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $156.1 million.

We may not be able to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See “Risk factors—Risks related to the notes—We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon repurchase of the notes upon a fundamental change.”

Conversion rights

General

Holders may convert their notes at the conversion rate at any time prior to the close of business on the business day immediately preceding the maturity date. The conversion rate will initially be 90.8893 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $11.00 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by delivering shares of our common stock, together with a cash payment in lieu of any fractional share, as set forth below under “—Settlement upon conversion.” We will settle our conversion obligation on the third business day immediately following the relevant conversion date. The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.

If a holder of notes has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its repurchase notice.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of any fractional share as described under “—Settlement upon conversion.” Our delivery to you of the full number of shares, together with a cash payment for any fractional share, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and
•	accrued and unpaid interest, if any, to, but not including, the conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Conversion procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

In either case, if a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of our common stock upon the conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “—Fundamental change permits holders to require us to repurchase notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon conversion

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the conversion rate, together with a cash payment in lieu of any fractional share of common stock issuable upon conversion based on the last reported sale price of our common stock on the relevant conversion date. We will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion at the close of business on the conversion date, and the person in whose name the shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on such conversion date.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1) If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1 OS0

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 =	the conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such issuance;

CR1 =	the conversion rate in effect immediately after the close of business on such record date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such record date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	SP0 SP0 - FMV

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 =	the conversion rate in effect immediately after the close of business on such record date;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0 MP0

where,

CR0 =	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 =	the conversion rate in effect immediately after the end of the valuation period;

FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Settlement upon conversion” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate.

(4) If any cash dividend or distribution (other than in connection with a liquidation, dissolution or winding up) is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0 SP0 - C

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per share we distribute to holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

(5) If we or any of our subsidiaries make a payment in respect of a tender offer (which for the avoidance of doubt shall not include any open market buybacks or purchases that are not tender offers) or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1) OS0 x SP1

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1 =	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 trading days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Certain United States federal tax considerations.”

To the extent that we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to the shares of common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

No adjustment to the conversion rate shall be required unless the adjustment would result in a change in the conversion rate of at least 1%; provided, however, that any adjustment which by reason of the foregoing is not required to be made shall be carried forward and such carried forward adjustment shall be made, regardless of whether the aggregate adjustment is less than 1%, on the conversion date for any notes.

Except as otherwise provided for in this description, we shall not be required to adjust the conversion rate for the issuance of our common stock or any securities convertible or exchangeable for our common stock or the right to purchase our common stock or such convertible or exchangeable securities.

No adjustment need be made for issuances of our common stock pursuant to a plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of our common stock.

No adjustment to the conversion rate need be made upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued.

No adjustment to the conversion rate need be made for accrued and unpaid interest, including additional interest, if any.

Recapitalizations, reclassifications and changes of our common stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a change in par value, or from par value to no par value, or from no par value to par value or a subdivision or combination),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

To the extent that the notes become convertible into the right to receive cash, interest will not accrue on such cash.

Adjustments of prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices or the “stock price” for purposes of a make-whole fundamental change over a span of multiple days, our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, at any time during the period when the last reported sale prices are to be calculated.

Adjustment to shares delivered upon conversion upon a make-whole fundamental change

If a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion rate adjustments.”

The following table sets forth the number of additional shares to be received per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock price
Effective date	$8.09	$10.00	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00

October 4, 2010	32.7200	26.4140	13.7291	8.5036	5.7829	4.1558	3.0912	2.3503	1.8118	1.4077	1.0973
October 1, 2011	32.7200	26.0436	13.0490	7.9024	5.3021	3.7788	2.7954	2.1169	1.6261	1.2589	0.9773
October 1, 2012	32.7200	25.4131	12.1148	7.1152	4.6914	3.3114	2.4363	1.8385	1.4085	1.0874	0.8414
October 1, 2013	32.7200	24.3718	10.8202	6.0799	3.9157	2.7329	2.0008	1.5065	1.1524	0.8881	0.6850
October 1, 2014	32.7200	22.7770	9.0458	4.7406	2.9545	2.0391	1.4907	1.1247	0.8620	0.6645	0.5115
October 1, 2015	32.7200	20.2491	6.5584	3.0258	1.8029	1.2415	0.9177	0.7006	0.5416	0.4190	0.3218
October 1, 2016	32.7200	16.2968	3.0414	0.9782	0.5583	0.4019	0.3077	0.2396	0.1869	0.1448	0.1104
October 1, 2017	32.7200	9.0734	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $55.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $8.09 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 123.6093 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion rate adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental change permits holders to require us to repurchase notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash any or all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000. The price we are required to pay is equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased). The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that neither (i) a transaction where the holders of all classes of our common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event in substantially the same proportions as such ownership immediately prior to such event, nor (ii) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of our outstanding shares of common stock solely into shares of common stock of the surviving entity that are traded or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), and as a result of such transaction the notes become convertible into such shares, shall be a fundamental change pursuant to this clause (2);

(3) “continuing directors” (as defined below) cease to constitute at least a majority of our board of directors;

(4) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(5) our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of this transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion rights—Settlement upon conversion”).

“Continuing director” means a director who either was a member of our board of directors on the date of this prospectus supplement or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval by a specific vote in which such individual is named as nominee for director.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the conversion rate and any adjustments to the conversion rate;

•	if applicable, that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase or if not certificated, the notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or a multiple thereof; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes or, if not certificated, the notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under “—Adjustment to shares delivered upon conversion upon a make-whole fundamental change” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk factors—Risks related to the notes—We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon repurchase of the notes upon a fundamental change.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, merger and sale of assets

The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; (ii) we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, merger or sale, conveyance, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with; and (iii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of default

Each of the following is an event of default with respect to the notes:

(1) default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right;

(4) our failure to give a fundamental change notice as described under “—Fundamental change permits holders to require us to repurchase notes” when due;

(5) our failure to comply with our obligations under “Consolidation, merger and sale of assets;”

(6) our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of its other agreements contained in the notes or indenture;

(7) default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity (after the expiration of any applicable grace period), upon required repurchase, upon declaration of acceleration or otherwise, and such indebtedness is not discharged, or such acceleration is not rescinded, by the end of the 30th day after receipt by us of written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding;

(8) certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or

(9) a final judgment for the payment of $25 million or more (excluding any amounts covered by insurance) rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, and notwithstanding the remedies afforded to the holders of the notes upon the occurrence and continuation of an event of default as set forth under “Description of Debt Securities—Events of Default” in the accompanying prospectus, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “—Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (a) 0.25% per annum of the principal amount of the notes outstanding for each day during the first 90-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (b) 0.50% per annum of the principal amount of the notes outstanding for each day during the next 90-day period on which such event of default is continuing beginning on the date immediately following the last day of the 90-day period referred to in clause (a) above (in each case, in addition to any additional interest that may accrue as a result of a registration default as described below under the caption “—No registration rights; additional interest”).

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the close of business on the date on which such event of default first occurs. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an event of default is continuing;

(2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposes to take in respect thereof.

Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and amendment

The indenture may be modified and amended as described in “Description of the Debt Securities—Amendments and Waivers” in the accompanying prospectus. Notwithstanding the foregoing, and in addition to the other limitations described under “Description of the Debt Securities—Amendments and Waivers,” no amendment may without the consent of each holder of an outstanding note affected:

(1) make any change that adversely affects the conversion rights of any notes;

(2) reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(3) change the ranking of the notes.

In addition to the other permitted amendments described in “Description of the Debt Securities—Amendments and Waivers,” we and the trustee may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

(1) comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

(2) conform the provisions of the indenture to the “Description of notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, any fundamental change repurchase date, upon conversion or otherwise, cash and, in the case of conversion, shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in respect of notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

Wells Fargo Bank, National Association is the trustee, security registrar, paying agent and conversion agent. Wells Fargo Bank, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing law

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

Book-entry, settlement and clearance

The global notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

Certain United States federal tax considerations

The following is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of notes and common stock into which the notes are convertible. Except where noted, this summary deals only with notes and common stock held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price. The issue price of the notes is the first price at which a substantial amount of the notes is sold for money other than to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark their securities to market, financial institutions (including banks), individual retirement and other tax-deferred accounts, tax-exempt organizations, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” broker-dealers, former U.S. citizens or long-term residents, insurance companies, persons that hold notes and/or common stock as part of a straddle or synthetic security or that hold notes and/or common stock as part of a constructive sale, conversion transaction or other integrated transaction, U.S. holders that have a functional currency other than the U.S. dollar, persons that acquire common stock other than pursuant to conversion of the notes, and pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and their beneficial owners. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or any estate, gift or alternative minimum tax consequences.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note or common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a United States person.

For purposes of this summary, a “Non-U.S. holder” is a beneficial owner of a note or common stock that is neither a U.S. holder nor a partnership (including an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership that is a beneficial owner of notes or common stock you are urged to consult your tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of the notes and common stock.

We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

If you are considering investing in the notes, we urge you to consult your own tax advisor with respect to your particular tax consequences of owning and disposing of the notes and the common stock, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

Tax consequences to U.S. holders

Interest

It is expected, and therefore this summary assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes. You will generally be required to recognize as ordinary income any stated interest paid or accrued on the notes, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale or other taxable disposition of a note

Except as described under “Conversion of notes,” upon a sale, redemption, exchange or other taxable disposition of a note, you generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income) and your adjusted tax basis in the note. Your adjusted tax basis generally will be the cost of the note, adjusted as described below under “Constructive distributions.” The amount realized will include the amount of any cash and the fair market value of any other property received for the note. Such gain or loss generally will be long-term capital gain or loss if your holding period for the note is more than one year at the time of disposition. Long-term capital gain of non-corporate taxpayers is currently subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

In the event that we are a party to a consolidation, merger, combination or statutory share exchange, or a sale, lease or transfer of substantially all of the consolidated assets of us and our subsidiaries as described in “Description of notes—Conversion rights,” your right to convert a note will be changed into a right to convert the note into the kind and amount of consideration that you would have been entitled to receive in such transaction had your note been converted into shares of common stock immediately prior to such transaction. Depending on the facts and circumstances at the time of any such transaction, such adjustment may result in a deemed exchange of the notes, which may be a taxable event for U.S. federal income tax purposes. You are encouraged to consult your own tax advisor regarding the U.S. federal income tax consequences of such an adjustment as a result of any such transaction.

Conversion of notes

Upon a conversion of a note into shares of our common stock, you will not recognize any income, gain or loss except to the extent of shares of common stock attributable to accrued but unpaid interest and except to the extent of cash received in lieu of a fractional share of common stock. The tax basis of the shares of common stock received upon such a conversion in respect of the principal of the converted note will equal the adjusted tax basis of the note (as described above under “Sale or other taxable disposition of a note”) less any portion allocable to a fractional share of our common stock, and the holding period for such shares of common stock will include the period during which you held the note.

With respect to cash received in lieu of a fractional share of common stock, you will be treated as if the fractional share were issued and received and then immediately redeemed for cash and, accordingly, you generally will recognize capital gain or loss equal to the difference between the cash received and that portion of the adjusted tax basis of the note (as described above under “Sale or other taxable disposition of a note”) attributable to the fractional share.

The fair market value of any shares of common stock (on the date of conversion of the note) attributable to accrued and unpaid interest on a converted note not previously included in your income will be taxed as ordinary interest income. The tax basis of shares of common stock attributable to accrued but unpaid interest will equal their fair market value on the date of conversion of the note, and the holding period for such shares of common stock generally will commence on the day after the date of receipt.

If you convert a note between a record date for an interest payment and the next interest payment date and consequently you receive a payment of cash interest with respect to which you made a cash payment to us, as described in “Description of notes—Conversion rights,” you should consult your own tax advisor concerning the appropriate treatment of such payments.

Constructive distributions

The conversion rate of the notes will be adjusted in certain circumstances, including the payment of cash dividends. Certain adjustments (or failures to make adjustments) to the conversion rate of the notes that increase your proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to you, whether or not you ever convert the notes. This would occur, for example, upon an adjustment to the conversion rate to compensate for distributions of cash or property to our stockholders. However, adjustments to the conversion rate of the notes made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of your proportionate interest in our assets or earnings and profits generally will not result in a taxable constructive distribution to you. In addition, if a make-whole fundamental change occurs on or prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a taxable constructive distribution. See “—Distributions on common stock”. As a result, you could have taxable income as a result of an event pursuant to which you receive no cash or property. It is not clear whether such taxable constructive distributions are eligible for the reduced tax rate currently applicable to certain dividends paid to non-corporate holders or for the dividends-received deduction applicable to certain dividends paid to corporate holders. We urge you to consult your own tax advisor concerning the U.S. federal income tax treatment of taxable constructive distributions.

Distributions on common stock

If, after you convert a note into common stock, we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of that stock, the distribution will be treated as a dividend and included in your gross income when paid to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your investment, up to the amount of your adjusted tax basis in such common stock. Any excess will be treated as capital gain. If you are a non-corporate U.S. holder, subject to certain exceptions and provided you meet certain holding period requirements, the amount of any such distribution treated as a dividend generally will be taxable at a maximum rate of 15% through December 31, 2010, after which time dividends are scheduled to be taxable at the regular rates for ordinary income. If you are a corporation, you generally will qualify for the dividends-received deduction for a portion of any distribution received that is treated as a dividend, provided that you meet certain holding period requirements.

Sale or other disposition of common stock

You will generally recognize capital gain or loss on a sale or other disposition of common stock. Your gain or loss will equal the difference between the proceeds you received and your adjusted tax basis in the common stock (determined as discussed above). The proceeds received will include the amount of any cash and the fair market value of any other property received for the common stock. Such gain or loss generally will be long-term capital gain or loss if your holding period for the common stock (determined as described above) is more than one year at the time of disposition. Long-term capital gain of non-corporate taxpayers is currently subject to a reduced federal income tax rate. Your ability to offset ordinary income with capital losses is subject to limitations.

Tax consequences to Non-U.S. holders

Interest payments

Payments of interest on the notes generally will qualify for the “portfolio interest” exemption and generally will not be subject to U.S. federal income tax or withholding tax, so long as you:

•	do not conduct a trade or business in the United States with respect to which the interest is effectively connected;

•	do not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Code Section 871(h)(3);

•	are not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Code Section 881(c)(3)(C); and

•	satisfy the certification requirements described below.

The certification requirements generally will be satisfied if the Non-U.S. holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or suitable substitute form), together with all appropriate attachments, signed under penalties of perjury, stating among other things that such Non-U.S. holder is not a United States person. Applicable Treasury regulations provide alternative methods for satisfying this requirement.

If you are not exempt from tax under these rules, generally you will be subject to U.S. federal withholding at a rate of 30% unless:

•	the interest is effectively connected with your conduct of a U.S. trade or business, and you timely provide the applicable withholding agent with a properly completed IRS Form W-8ECI (or appropriate substitute form) to avoid withholding; or

•	an applicable income tax treaty provides for a lower rate of withholding tax, and you certify your entitlement to the applicable reduction under the treaty by timely delivering a properly completed IRS Form W-8BEN (or appropriate substitute form) to the person required to withhold U.S. federal income tax (which form may be required to be updated periodically).

Except to the extent provided by an applicable income tax treaty, interest that is effectively connected with the conduct of a U.S. trade or business (and, if required by an income tax treaty, that is treated as attributable to a permanent establishment in the United States) will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable income tax treaty).

Sale or other disposition of the notes, including a conversion, or common stock

You generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of a note or common stock into which a note has been converted, unless (a) such gain is effectively connected with your conduct of a U.S. trade or business, (b) if you are an individual, you are present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist, (c) in the case of any cash or common stock that you receive on the disposition of a note (including upon conversion) attributable to accrued and unpaid interest on the note, you cannot satisfy the requirements of the “portfolio interest” exemption described above (and your U.S. federal income tax liability with respect to the interest has not otherwise been fully satisfied through the withholding of U.S. federal income tax described above), or (d) we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such sale or other disposition and the period during which you held the notes. We believe that we currently are not, and we do not anticipate becoming, a U.S. real property holding corporation.

Except to the extent provided by an applicable income tax treaty, gain that is effectively connected with the conduct of a U.S. trade or business (and, if required by an income tax treaty, that is treated as attributable to a permanent establishment in the United States) will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced or exempted by an applicable income tax treaty). If you are an individual present in the United States for 183 days or more in the taxable year and meet certain other conditions, then you will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which your capital gains (including gains from the sale or other disposition of the notes or common stock), allocable to U.S. sources, exceed your capital losses allocable to U.S. sources, even though you are not considered a resident alien under the Code. To claim the benefit of an applicable income tax treaty, you must timely provide the appropriate and properly executed IRS form.

Distributions and constructive distributions

If you receive a distribution with respect to our common stock that is treated as a taxable dividend because it is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), or if you are deemed to receive a constructive distribution on a note that is treated as a taxable dividend, as described above in “—Tax consequences to U.S. holders—Constructive distributions,” you generally will be subject to U.S. federal withholding at a 30% rate on the gross amount of such taxable dividend unless:

•	the dividend is effectively connected with your conduct of a U.S. trade or business, and you timely provide to the person who otherwise would be required to withhold U.S. federal income tax a properly completed IRS Form W-8ECI (or appropriate substitute form) to avoid withholding; or

•	an applicable income tax treaty provides for a lower rate of withholding tax, and you certify your entitlement to the applicable reduction under the treaty by timely delivering a properly completed IRS Form W-8BEN (or appropriate substitute form) to the person required to withhold U.S. federal income tax (which form may be required to be updated periodically).

Except to the extent provided by an applicable income tax treaty, a dividend that is effectively connected with the conduct of a U.S. trade or business (and, if required by an income tax treaty, that is treated as attributable to a permanent establishment in the United States) will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to a 30% branch profits tax unless reduced by an applicable income tax treaty).

Because a constructive dividend does not result in cash paid to you from which the person who otherwise would be required to withhold U.S. federal income tax can withhold, it is expected that U.S. federal withholding tax attributable to constructive dividends will be withheld from cash otherwise payable to you after the occurrence of such constructive dividend, including interest payments made on the notes or, if appropriate, the proceeds of sale, retirement or conversion of the notes.

Information reporting and backup withholding

Information returns may be filed with the IRS in connection with payments of interest and constructive distributions on the notes, dividends on common stock into which notes have been converted and the proceeds of a sale or other disposition (including conversion or retirement) of the notes or common stock.

A non-exempt U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. holder may be subject to the U.S. information reporting and backup withholding on these payments unless the Non-U.S. holder complies with certification procedures to establish that it is not a United States person. The certification procedures required of Non-U.S. holders to claim the exemption from withholding on interest payments on the notes, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. In addition, the amount of interest on a note and dividends (including constructive dividends) on common stock paid to a Non-U.S. holder, and the amount of any U.S. federal tax withheld therefrom, must be annually reported to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides.

Payment of the proceeds of the sale or other disposition of a note to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. holder certifies under penalties of perjury that it is not a United States person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of a note or common stock to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. holder certifies under penalties of perjury that it is not a United States person or otherwise establishes an exemption.

The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Recent tax legislation

The recently enacted Hiring Incentives to Restore Employment Act of 2010 imposes a U.S. withholding tax at a 30% rate on dividends and proceeds of sale in respect of our shares received by holders who own their shares through foreign accounts or foreign intermediaries and certain Non-U.S. holders if certain disclosure requirements related to their U.S. accounts or U.S. owners are not satisfied. If payment of withholding taxes is required, holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. These new withholding rules are generally effective for payments made after December 31, 2012.

For taxable years beginning after December 31, 2012, newly enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain individuals, and on the undistributed “net investment income” of certain estates and trusts. Among other items, net investment income generally includes gross income from interest, dividends and net gains from certain property sales, less certain deductions. You should consult your tax advisor regarding the possible implications of this legislation in your particular circumstances.

Underwriting

We intend to offer the notes through the underwriters. J.P. Morgan Securities LLC is acting as the representative of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Principal amount
Underwriter	of notes

J.P. Morgan Securities LLC	$97,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000
Wells Fargo Securities, LLC	15,000,000
Raymond James & Associates, Inc.	7,500,000

Total	$150,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and discounts

The underwriters have advised us that they propose to initially offer the notes at a price of 100% of the principal amount of the notes, plus accrued interest, if any, from the original issue date of the notes, and to dealers at that price less a concession not in excess of 1.8% of the principal amount of the notes, plus accrued interest, if any, from the original issue date of the notes. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per note	Without option	With option

Public offering price	$1,000	$150,000,000	$172,500,000
Underwriting discount	$30	$4,500,000	$5,175,000

Proceeds, before expenses, to us	$970	$145,500,000	$167,325,000

The expenses of the offering, not including the underwriting discount, are estimated to be approximately $500,000 and are payable by us.

Over-allotment option

We have granted an option to the underwriters to purchase up to an additional $22,500,000 principal amount of the notes at the public offering price less the underwriting discount, plus accrued interest, if any, from the original issue date of the notes. The underwriters may exercise this option within the 30-day period beginning on the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional notes proportionate to that underwriter’s initial amount reflected in the above table.

New issue of notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

We intend to submit an application for the listing of the common stock issuable upon conversion of the notes on The New York Stock Exchange.

No sales of similar securities

We have agreed that we will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (2) enter into any swap or other agreement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder, any shares of our common stock issued under our existing stock-based compensation plans and employee stock-purchase plan, each as in effect as of the date hereof and shares of our common stock that may be issued upon exercise of our warrant outstanding as of the date hereof. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case other than (i) transfers of shares of common stock as a bona fide gift or gifts, (ii) entry into any written trading plan or agreement with a broker designed to comply with Rule 10b5-1(c)(1) promulgated pursuant to the Exchange Act to sell shares after the 90-day restricted period, provided that no report regarding such plan is required or voluntarily made by such directors and executive officers, us or any party thereto in any public announcement or filing with the SEC or otherwise, (iii) the cashless exercise or net share settlement of options to acquire shares of our common stock outstanding on the date hereof and (iv) the transfer to us of shares of our common stock for purposes of satisfying any tax withholding obligation that arises in connection with the vesting of restricted stock (so long as the purpose of such transfer is noted on any public report filed with the SEC); provided that in the case of any transfer or distribution pursuant to clause (i), (A) J.P. Morgan Securities LLC receives a signed lockup agreement for the balance of the lockup period from each donee, (B) such transfers are not required to be reported or announced in any public announcement or filing with the SEC or otherwise during the lock-up period and (C) neither donor nor donee otherwise voluntarily effects any public filing, report or announcement regarding such transfers (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Price stabilization and short positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes.

If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the notes to stabilize the price or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of such purchases.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes or the shares of common stock. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. These transactions may be effected in the over-the-counter market or otherwise.

Electronic offer, sale and distribution of securities

In connection with the offering, the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail. In addition, the underwriters will be facilitating Internet distribution for this offering to certain of their Internet subscription customers. The underwriters intend to allocate a limited number of notes for sale to their online brokerage customers. An electronic prospectus supplement and accompanying prospectus is available on the Internet web sites maintained by the underwriters. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the underwriters’ web sites is not part of this prospectus supplement or the accompanying prospectus.

Other relationships

The underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received customary fees and expenses. Based solely on Amendment No. 6 to a Schedule 13G filed with the SEC on January 25, 2010 by Wells Fargo and Company and certain of its affiliates, affiliates of Wells Fargo Securities, LLC had sole voting power with respect to 14.4% of our common stock.

Selling restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Each of the underwriters may arrange to sell securities offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom, (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area, the EU plus Iceland, Norway and Liechtenstein, which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus supplement may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

This prospectus supplement, as well as any other material relating to the notes which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The notes will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this prospectus supplement and the accompanying prospectus, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The notes are being offered in Switzerland by way of a private placement, that is to a small number of selected investors only, without any public offer and only to investors who do not purchase the notes with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This prospectus supplement and the accompanying prospectus, as well as any other material relating to the notes, are personal and confidential and does not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

This prospectus supplement and the accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set out in them, and has no responsibility for them. The notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

No security has been offered or sold nor will be offered or sold, directly or indirectly, to the public in France except to permitted investors, or Permitted Investors, consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in article D. 341-1 of the French Code Monétaire et Financier and belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Article L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier. No part of this prospectus supplement, the accompanying prospectus or any other materials related to the offer or information contained herein or therein relating to our securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Conflicts of interest

Affiliates of the underwriters are lenders under our senior credit facility and our term loan. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, serve as lenders and, in the case of JPMorgan Chase Bank, N.A. and Bank of America, N.A., as agents, under our senior credit facility. We intend to use the net proceeds from this offering to repay in full all amounts outstanding under our senior credit facility ($104.0 million as of September 24, 2010). Because at least five percent of the net offering proceeds, not including underwriting compensation, will be directed to affiliates of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC in connection with the repayment of our senior credit facility, each such underwriter will be considered to have a “conflict of interest” with us in regards to this offering under Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc., which is administered by the Financial Industry Regulatory Authority, Inc. In accordance with this rule, a “qualified independent underwriter” meeting certain standards under this rule must participate in the preparation of the registration statement and the prospectus and exercise the usual standards of due diligence in respect thereto. Raymond James & Associates, Inc. is assuming the responsibilities of acting as the qualified independent underwriter in connection with this offering. We have agreed to indemnify Raymond James & Associates, Inc. for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that Raymond James & Associates, Inc. may be required to make for these liabilities. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written consent of the customer.

Legal matters

The validity of the notes offered in this prospectus supplement will be passed upon for us by Andrews Kurth LLP, The Woodlands, Texas. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

The 2009 and 2008 consolidated financial statements incorporated in this prospectus supplement by reference from Newpark Resources, Inc.’s Current Report on Form 8-K dated May 12, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the 2009 and 2008 financial statements and includes an explanatory paragraph regarding the guarantor and non-guarantor consolidating statements). Newpark Resources, Inc.’s internal control over financial reporting as of December 31, 2009 has been audited by Deloitte & Touche LLP, as stated in their report contained in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Newpark Resources, Inc. for the year ended December 31, 2007, appearing in Newpark Resources, Inc.’s Current Report (Form 8-K) dated May 12, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. Information that we filed with the SEC may also be read and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.newpark.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or our other securities filings and is not a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 3, 2010, as updated by our Current Report on Form 8-K as filed with the SEC on May 12, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the SEC on May 10, 2010, as updated by our Current Report on Form 8-K as filed with the SEC on May 12, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on July 30, 2010;

•	our Current Reports on Form 8-K, as filed with the SEC on March 9, 2010, April 2, 2010, May 12, 2010, June 16, 2010 and September 27, 2010; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 15, 1995, including any amendments and reports filed for the purpose of updating such description.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until our offering hereunder is completed will be deemed to be incorporated by reference into this prospectus supplement and will be a part of this prospectus supplement from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of these filings, other than the exhibits to these filings, unless we have specifically incorporated any such exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Newpark Resources, Inc.
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(281) 362-6800
Attn: Corporate Secretary

PROSPECTUS

$200,000,000

Newpark Resources, Inc.

COMMON STOCK
PREFERRED STOCK
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
WARRANTS
UNITS
GUARANTEES

By this prospectus, we may from time to time offer and sell in one or more offerings up to an aggregate of $200,000,000 of the following securities:

•	shares of common stock;

•	shares of preferred stock, which may be convertible into or exchangeable for debt securities or common stock;

•	senior debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities;

•	units consisting of any combination of common stock, preferred stock, debt securities, warrants or guarantees; and/or

•	guarantees of debt securities issued by Newpark Resources, Inc.

This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We may sell these securities to or through underwriters, or dealers, to other purchasers and/or through agents. Supplements to this prospectus will specify the names of any underwriters or agents.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “NR.”

Investing in our securities involves risks. Please read “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in connection with one or more offerings up to a total dollar amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

i

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Newpark,” “Newpark Resources,” “our company,” “we,” “our,” “us” or similar references mean Newpark Resources, Inc. and its consolidated subsidiaries. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, warrants, units and guarantees collectively as the “securities.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 3, 2010, as modified by our Current Report on Form 8-K as filed with the SEC on May 12, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as filed with the SEC on May 10, 2010 as modified by our Current Report on Form 8-K as filed with the SEC on May 12, 2010;

•	our Current Reports on Form 8-K, as filed with the SEC on March 9, 2010, April 2, 2010 and May 12, 2010; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 15, 1995, including any amendments and reports filed for the purpose of updating such description.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of this prospectus and until our offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Newpark Resources, Inc.
2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(281) 362-6800
Attn: Corporate Secretary

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov.

General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.newpark.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

Some information contained in this prospectus, any prospectus supplement and in the documents we incorporate by reference herein and therein may contain certain statements (other than statements of historical fact) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “assume,” “could,” “plans,” “projects,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes. However, these are not the exclusive means of identifying forward-looking statements.

Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results, and the difference between assumed facts or bases and actual results could be material, depending on the circumstances. It is important to note that actual results could differ materially from those projected by such forward-looking statements.

Although we believe that the expectations in our forward-looking statements are reasonable, we cannot give any assurance that those expectations will be correct. Our operations are subject to numerous uncertainties, risks and other influences, many of which are outside our control and any of which could materially affect our results of operations and ultimately prove the statements we make to be inaccurate.

Factors that could cause our results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following:

•	our customer concentration and cyclical nature of our industry;

•	the availability of raw materials and skilled personnel;

•	our market competition;

•	the cost and continued availability of borrowed funds;

•	risks related to our international operations;

•	compliance with legal and regulatory matters, including environmental regulations;

•	the availability of insurance and the risks and limitations of our insurance coverage;

•	potential impairment of long-lived intangible assets;

•	our ability to continue to develop product enhancements or new products acceptable to our industry;

•	risks related to severe weather, including hurricanes and other adverse weather events; and

•	risks related to fluctuations in the market value of our common stock.

Other factors, risks and uncertainties that could cause actual results to differ materially from our expectations are discussed under the heading “Risk Factors” below and as otherwise described in our periodic filings with the SEC.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in any document we incorporate by reference, the date of that document. All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this section, and other than as required under the securities laws, we undertake no obligation to publicly update or revise any forward-looking statements.

NEWPARK RESOURCES, INC.

We are a diversified oil and gas industry supplier, and have three reportable segments: Fluids Systems and Engineering, Mats and Integrated Services, and Environmental Services. We provide our products and services primarily to the oil and natural gas exploration and production, or E&P, industry in the U.S. Gulf Coast, West Texas, East Texas, Oklahoma, North Louisiana, Rocky Mountains and Northeast regions, as well as Canada, Brazil, United Kingdom, or U.K., Mexico and certain areas of Europe and North Africa. Further, we have established a presence outside the E&P sector, particularly in Mats and Integrated Services, where we are marketing to utilities, municipalities and government sectors.

Our Fluids Systems and Engineering business offers unique solutions, including highly technical drilling projects involving complex subsurface conditions, such as horizontal, directional, geologically deep or deep water drilling. These projects require increased monitoring and critical engineering support of the fluids system during the drilling process. We provide drilling fluids products and technical services to the North American, European, North African, and Brazilian markets. We also provide completion fluids services and equipment rental to customers in Oklahoma and Texas. Included within our Fluids System and Engineering business are our industrial mineral grinding operations for barite, a critical raw material in drilling fluids products, which serve to support our activity in the drilling fluids market. We grind barite and other industrial minerals at our facilities and use the resulting products in our drilling fluids business, and also sell the resulting products to industrial users, including other drilling fluids companies.

Our Mats and Integrated Services business provides mat rentals, location construction and related well site services to E&P customers in the onshore U.S. Gulf Coast, Western Colorado and Northeast U.S. regions, and mat rentals to the utility industry in the U.K., which ensure all-weather access to sites with unstable soil conditions common to these areas. We also install access roads and temporary work sites for pipeline, electrical utility and highway construction projects where soil protection is required by environmental regulations or to assure productivity in unstable soil conditions.

Our Environmental Services business processes and disposes of waste generated by our oil and gas customers that is treated as exempt under the Resource Conservation and Recovery Act, or RCRA. Primary revenue sources include onshore drilling waste management as well as reclamation services. In addition, we provide disposal services in the West Texas market. We operate six receiving and transfer facilities located along the U.S. Gulf Coast. E&P waste is collected at the transfer facilities from drilling and production operations located offshore, onshore and within inland waters. Waste is accumulated at the transfer facilities and moved by barge through the Gulf Intracoastal Waterway to our processing and transfer facility at Port Arthur, Texas, and, if not recycled, is trucked to injection disposal facilities. We also recycle a portion of the material received and delivered it to municipal landfill facilities for application as a commercial product. Any remaining material is injected, after further processing, into environmentally secure geologic formations, effecting a permanent isolation of the material from the environment.

We were incorporated in 1932 as a Nevada corporation. In 1991, we changed our state of incorporation to Delaware. Our corporate headquarters are located at 2700 Research Forest Drive, Suite 100, in The Woodlands, Texas. Our phone number is (281) 362-6800 and our website is accessed at www.newpark.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in any of the securities, you should consider carefully all of the risk factors described below and any similar information contained in any annual report on Form 10-K, quarterly report on Form 10-Q or other document incorporated by reference into this prospectus or filed by us with the SEC after the date of this prospectus. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.

Risks Related to our Customer Concentration and Cyclical Nature of the E&P Industry

We derive a significant portion of our revenues from companies in the E&P industry, and our customer base is highly concentrated in major and independent oil and gas E&P companies operating in the markets that we serve. In 2009, approximately 51% of our consolidated revenues were derived from our 20 largest customers. The E&P industry is historically cyclical, with levels of activity generally affected by the following factors:

•	current oil and natural gas prices and expectations about future prices

•	the cost to explore for, produce and deliver oil and gas

•	the discovery rate for new oil and gas reserves

•	the ability of oil and gas companies to raise capital

•	domestic and international political, military, regulatory and economic conditions

•	government regulations regarding environmental protection, taxation, price controls and product allocation

Because of the cyclical nature of our industry and our customer concentration, our quarterly and annual operating results have fluctuated significantly in recent years and may continue to fluctuate in future periods. A prolonged decline in industry drilling rig activity or the loss of any of our large customers could materially affect the demand for our services. Because our business has high fixed costs, including significant facility and personnel expenses, downtime or low productivity due to reduced demand can have significant adverse impact on our profitability.

Risks Related to the Availability of Raw Materials and Skilled Personnel

Our ability to provide products and services to our customers is dependent upon our ability to obtain the raw materials and qualified personnel necessary to operate our business.

Barite is a naturally occurring mineral that constitutes a significant portion of our drilling fluids systems. We currently secure the majority of our barite ore from foreign sources, primarily China and India. The availability and cost of barite ore is dependent on factors beyond our control including power shortages, political priorities and government imposed export fees in China as well as natural disasters such as the 2008 earthquake in Sichuan Province, China. The availability and cost of barite ore is further impacted by inland transportation and ocean freight. Due to recent wide swings in world wide demand for raw materials, the cost of transportation has fluctuated significantly. Significant fluctuations in either the cost of raw materials, including barite ore or their transportation costs, may impact our profitability.

Our business is also highly dependent on our ability to attract and retain highly-skilled engineers, technical sales and service personnel. The market for these employees is very competitive, and if we cannot attract and retain quality personnel, our ability to compete effectively and to grow our business will be severely limited. Also a significant increase in the wages paid by competing employers could result in a reduction in our skilled labor force or an increase in our operating costs.

Risk Related to our Market Competition

We face competition in the Fluids Systems and Engineering business, where there are several companies larger than us that may have access to more capital, at lower costs, and greater geographic coverage. Numerous smaller companies also compete against us in the drilling fluids market.

Our competition in the Mats and Integrated Services business is very fragmented and competitive, with nine to ten competitors providing various forms of wooden mat products and services. No domestic competitors provide a product similar to our DuraBase TM composite mat system at the present time.

Competition in the Environmental Services market could increase as the industry continues to develop, which could put downward pressure on our margins. We also face competition from efforts by oil and gas producing customers to improve their own methods of disposal and waste elimination.

Risks Related to the Cost and Continued Availability of Borrowed Funds

We employ borrowed funds as an integral part of our long-term capital structure and our future success is dependent upon continued access to borrowed funds to support our operations. The availability of borrowed funds on reasonable terms is dependent on the condition of credit markets and financial institutions from which these funds are obtained. Adverse events in the financial markets, such as those experienced over the past two years, may significantly reduce the availability of funds, which may have an adverse effect on our cost of borrowings and our ability to fund our business strategy. Adverse events in the financial markets may also negatively impact our customers, as many of them finance their drilling and production operations through borrowed funds. The reduced availability and increased cost of borrowing could cause our customers to reduce their spending on drilling programs, thereby reducing demand and potentially pricing for our products and services.

Our ability to meet our debt service requirements and the continued availability of funds under our existing credit agreement is dependent upon our ability to continue generating operating income and remain in compliance with the covenants in our credit agreements. This, in turn, is subject to the volatile nature of the E&P industry, and to competitive, economic, financial and other factors that are beyond our control. We were not in compliance with our covenant requirements as of June 30, 2009 and as a result, entered into the First Amendment to our Amended and Restated Credit Agreement (“First Amendment”) to obtain temporary relief from these requirements. Under the First Amendment, the covenants return to their original levels as of June 30, 2010. If we are unable to maintain compliance with our modified covenant requirements, our borrowing costs may increase, or our lenders may declare all amounts outstanding under our credit agreement immediately due and payable. The lenders also could terminate all commitments under the facility and enforce their rights to security interests in substantially all of our U.S. assets. In addition, the terms of our credit facility also restrict our ability to incur additional indebtedness and may restrict our ability to offer and sell any debt securities without the consent of our lenders.

At March 31, 2010, $98.3 million of debt outstanding bears interest at variable rates. During 2009, borrowing rate indexes in the U.S. were at historic lows, which served to benefit our interest expense during the period. Any increases in borrowing rate indexes from current levels will increase our interest costs on our existing variable-rate debt or indebtedness incurred in the future.

Risks Related to International Operations

We have significant operations outside of the United Stated, including certain areas of Europe, North Africa, Brazil, Canada and Mexico. In 2009, these international operations generated approximately one-third of our consolidated revenues. In addition, we may seek to expand to other areas outside the United States in the future. International operations are subject to a number of risks and uncertainties, including:

•	difficulties and cost associated with complying with a wide variety of complex foreign laws, treaties and regulations

•	unexpected changes in regulatory environments or tax laws

•	legal uncertainties, timing delays and expenses associated with tariffs, export licenses and other trade barriers

•	difficulties enforcing agreements and collecting receivables through foreign legal systems

•	risks associated with the Foreign Corrupt Practices Act and other similar U.S. laws applicable to our operations in international markets

•	exchange controls or other limitations on international currency movements

•	sanctions imposed by the U.S. government to prevent us from engaging in business in certain countries

•	inability to preserve certain intellectual property rights in the foreign countries in which we operate

•	our inexperience in new international markets

•	fluctuations in foreign currency exchange rates

•	political and economic instability

Risks Related to Legal and Regulatory Matters, Including Environmental Regulations

We are responsible for complying with numerous federal, state and local laws, regulations and policies that govern environmental protection, zoning and other matters applicable to our current and past business activities, including the activities of our former subsidiaries. Failure to remain compliant with these laws and regulations may result in fines, penalties, costs of cleanup of contaminated sites and site closure obligations, or other expenditures. Further, any changes in the current legal and regulatory environment could impact industry activity and the demands for our products and services, the scope of products and services that we provide, or our cost structure required to provide our products and services.

We believe that the demand for our services in the Environmental Services business is directly related to regulation of E&P waste. In particular, E&P waste is currently exempt from the principal federal statute governing the handling of hazardous waste. In recent years, proposals have been made to rescind this exemption. If the exemption covering this type of E&P waste is repealed or modified, or if the regulations interpreting the rules regarding the treatment or disposal of E&P waste or NORM waste were changed, it could have a material adverse effect on this business.

The markets for our products and services are dependent on the continued exploration for and production of fossil fuels (predominantly oil and natural gas). In December 2009, the U.S. Environmental Protection Agency (“EPA”) published findings that the emissions of carbon dioxide, methane and other greenhouse gases are contributing to the warming of the Earth’s atmosphere and other climatic changes, presenting an endangerment to human health and the environment. Further, the EPA has recently proposed regulations that could potentially limit greenhouse gas emissions and impose reporting obligations on large greenhouse emission sources. To the extent that laws and regulations enacted as part of climate change legislation increase the costs of drilling for or producing such fossil fuels, or reduce the demand for fossil fuels, such legislation could have a material adverse impact on our profitability.

Risks Related to the Inherent Limitations of Insurance Coverage

While we maintain liability insurance, this insurance is subject to coverage limitations. Specific risks and limitations of our insurance coverage include the following:

•	self-insured retention limits on each claim, which are our responsibility

•	exclusions for certain types of liabilities and limitations on coverage for damages resulting from environmental contamination

•	coverage limits of the policies, and the risk that claims will exceed policy limits

•	the financial strength and ability of our insurance carriers to meet their obligations under the policies

In addition, our ability to continue to obtain insurance coverage on commercially reasonable terms is dependent upon a variety of factors impacting the insurance industry in general, which are outside our control.

Any of the issues noted above, including insurance cost increases, uninsured or underinsured claims, or the inability of an insurance carrier to meet their financial obligations could have a material adverse effect on our profitability.

Risks Related to Potential Impairments of Long-lived Intangible Assets

As of March 31, 2010, our consolidated balance sheet includes $62.1 million in goodwill and $15.2 million of intangible assets, net. Goodwill and indefinite-lived intangible assets are tested for impairment annually, or more frequently as the circumstances require, using a combination of market multiple and discounted cash flow approaches. In completing this annual evaluation during the fourth quarter of 2009, we determined that no reporting unit has a fair value below its net carrying value, and therefore, no impairment is required. However, while our analysis indicated that the fair value of our drilling fluids business remains significantly in excess of carrying value, our mats and integrated services reporting unit exceeded net carrying value by less than 10%. If the financial performance or future projections for our Mats and Integrated Services segment or our other operating segments deteriorate from current levels, a future impairment of goodwill or indefinite-lived intangible assets may be required, which would negatively impact our financial results, in the period of impairment. As of March 31, 2010, the consolidated balance sheet includes $14.9 million of goodwill for the Mats and Integrated Services segment.

Risks Related to Technological Developments in our Industry

The market for our products and services is characterized by continual technological developments that generate substantial improvements in product functions and performance. If we are not successful in continuing to develop product enhancements or new products that are accepted in the marketplace or that comply with industry standards, we could lose market share to competitors, which would negatively impact our results of operations and financial condition.

We hold U.S. and foreign patents for certain of our drilling fluids components and our mat systems. In our Environmental Services business, we also hold U.S. patents on certain aspects of our system to process and dispose of E&P waste, including E&P waste that is contaminated with NORM. However, these patents are not a guarantee that we will have a meaningful advantage over our competitors, and there is a risk that others may develop systems that are substantially equivalent to those covered by our patents. If that were to happen, we would face increased competition from both a service and a pricing standpoint. In addition, costly and time-consuming litigation could be necessary to enforce and determine the scope of our patents and proprietary rights. It is possible that future innovation could change the way companies drill for oil and gas, reduce the amount of waste that is generated from drilling activities or create new methods of disposal or new types of drilling fluids. This could reduce the competitive advantages we may derive from our patents and other proprietary technology.

Risks Related to Severe Weather, Particularly in the U.S. Gulf Coast

Approximately 31% of our consolidated revenue in 2009 was generated in market areas in the U.S. Gulf of Mexico and related near-shore areas, which are susceptible to hurricanes and other adverse weather events, such as those which occurred in 2005 and 2008. These weather events can disrupt our operations and result in damage to our properties, as well as negatively impact the activity and financial condition of our customers. Our business may be adversely affected by these and other negative effects of future hurricanes or other adverse weather events.

Risks Related to Fluctuations in the Market Value of our Common Stock

The market price of our common stock may fluctuate due to a number of factors, including the general economy, stock market conditions, general trends in the E&P industry, announcements made by us or our competitors, and variations in our operating results. Investors may not be able to predict the timing or extent of these fluctuations.

Our operations could be adversely impacted by the recent drilling rig accident and resulting oil spill.

On Thursday, April 22, 2010, a deepwater Gulf of Mexico drilling rig, Deepwater Horizon, sank after an apparent blowout and fire. Although attempts are ongoing to stop the discharge of hydrocarbons from the well, currently, the well continues to leak and the spill area continues to grow. We have ongoing operations in the Gulf of Mexico which could possibly be threatened by the oil spill. If conditions continue to deteriorate, among other things, our customers may possibly be forced to curtail or cease operations in the areas impacted by the spill, resulting in less demand for our drilling fluids and waste disposal services. Further, our facilities on the coast of the Gulf of Mexico may be forced to suspend operations as a result of impacts from the spill, or our ability to transport drilling fluids materiel and waste for disposal utilizing barges may be impacted. Either of these events could potentially result in a reduction in revenues or an increase in our costs.

We cannot predict the full impact of the incident and resulting spill on our operations. In addition, we cannot predict how government or regulatory agencies will respond to the incident or whether changes in laws and regulations concerning operations in the Gulf of Mexico, or more generally throughout the U.S. will be enacted. Significant changes in regulations regarding future exploration and production activities in the Gulf of Mexico or other government or regulatory actions could reduce drilling and production activity, or increase the costs of our services, which could have a material adverse impact on our business.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus to fund:

•	working capital needs;

•	capital expenditures; and

•	expenditures related to general corporate purposes, including possible future acquisitions.

The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred security dividends on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Years Ended December 31,							Three Months Ended
	2005	2006		2007	2008	2009		March 31, 2010

Ratio of earnings to fixed charges	2.45x	(a	)	2.49x	3.33x	(a	)	3.34x
Ratio of earnings to combined fixed charges and preferred security dividends	2.42x	(b	)	2.49x	3.33x	(b	)	3.34x

(a)	Earnings were inadequate to cover fixed charges. The coverage deficiency totaled $16.4 million and $22.8 million for the years ended December 31, 2006 and December 31, 2009, respectively.

(b)	Earnings were inadequate to cover combined fixed charges and preferred security dividends. The coverage deficiency totaled $16.4 million and $22.8 million for the years ended December 31, 2006 and December 31, 2009, respectively.

For these ratios, “earnings” represent the aggregate of (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed Charges” represent the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference securities dividend requirements of consolidated subsidiaries. “Preferred security dividend” is the amount of pre-tax income that is required to pay the dividends on outstanding preference securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights, preferences and privileges of our capital stock and the material terms and provisions of our restated certificate of incorporation, as amended, and our amended and restated bylaws. The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our restated certificate of incorporation, as amended, and amended and restated bylaws. You should refer to the applicable provisions of our restated certificate of incorporation, as amended, our amended and restated bylaws, the Delaware General Corporation Law, or DGCL, and the documents that we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

As of May 10, 2010, our authorized capital stock was 201,000,000 shares, which includes 200,000,000 shares authorized as common stock, $0.01 par value, and 1,000,000 shares authorized as preferred stock, $0.01 par value. As of May 10, 2010, we had 89,074,965 shares of common stock outstanding. There were no shares of preferred stock outstanding as of such date.

Common Stock

Listing.  Our common stock is listed on the New York Stock Exchange under the symbol “NR.”

Dividends.  Subject to the rights of holders of preferred stock, common stockholders may receive dividends when declared by the board of directors out of funds legally available therefor. Dividends may be paid in cash, stock or another form. However, our existing credit agreement contains a covenant that restricts us from paying dividends during the term of the credit facility.

Fully Paid.  All outstanding shares of common stock are, and the common stock offered by this prospectus and any prospectus supplement will be, fully paid and non-assessable upon issuance.

Voting Rights.  Common stockholders are entitled to one vote in the election of directors and other matters for each share of common stock owned. Common stockholders are not entitled to preemptive or cumulative voting rights.

Other Rights.  We will notify common stockholders of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar.  Our transfer agent and registrar is American Stock Transfer & Trust Company, located in New York, New York.

Preferred Stock

Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board of directors can, without approval of our stockholders, authorize the issuance of one or more series of preferred stock from time to time. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock and the terms and conditions of issue.

If we offer preferred stock, the specific terms will be described in a prospectus supplement, including:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rights and any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will, when issued, be fully paid and non-assessable.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

In some cases, the issuance of preferred stock could delay a change in control of us and make it more difficult to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to common stockholders.

Certain Provisions of Our Certificate of Incorporation, Bylaws and Law

Our restated certificate of incorporation, as amended, and amended and restated bylaws contain provisions that may render more difficult possible takeover proposals to acquire control of us and make removal of our management more difficult. Below is a description of certain of these provisions in our restated certificate of incorporation, as amended, and amended and restated bylaws.

Our restated certificate of incorporation, as amended, authorizes a class of undesignated preferred stock consisting of 1,000,000 shares. Preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, preferences, and rights applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such designations, powers, preferences, and rights is to allow such determinations to be made by the board of directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of us.

Our restated certificate of incorporation, as amended, provides that the number of directors may not be increased by more than one during any twelve-month period unless the increase is approved by the affirmative vote of two-thirds of the authorized number of directors or two-thirds of the outstanding shares of each class entitled to vote. Our restated certificate of incorporation, as amended, further provides that this provision may not be amended or repealed except upon the affirmative vote of two-thirds of the authorized number of directors and two-thirds of all outstanding shares of each class entitled to vote.

Our amended and restated bylaws preclude the ability of our stockholders to call meetings of stockholders. Except as may be required by law and subject to the holders of rights of preferred stock, special meetings of stockholders may be called only by our chairman of the board, our chief executive officer, our president or by our board of directors pursuant to a resolution adopted by a majority of the members of the board of directors.

Our amended and restated bylaws contain specific procedures for stockholder nomination of directors. These provisions require advance notification that must be given in accordance with the provisions of our bylaws, as amended. The procedure for stockholder nomination of directors may have the effect of precluding a nomination for the election of directors at a particular meeting if the required procedure is not followed.

Although Section 214 of the DGCL provides that a corporation’s certificate of incorporation may provide for cumulative voting for directors, our restated certificate of incorporation, as amended, does not provide for cumulative voting. As a result, the holders of a majority of the votes of the outstanding shares of our common stock have the ability to elect all of the directors being elected at any annual meeting of stockholders.

Our restated certificate of incorporation, as amended, provides that we will not be governed by the “business combination” provisions of Section 203 of the DGCL. Under the business combination statute of the DGCL, a corporation is generally restricted from engaging in a business combination (as defined in Section 203 of the DGCL) with an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) for a three-year period following the time the stockholder became an interested stockholder, subject to certain exceptions.

Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation, as amended, provides for indemnification of our directors and officers to the full extent permitted by applicable law. Our amended and restated bylaws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers if the individual acted in good faith and in a manner he or she reasonably believes to be in or not opposed to our best interests, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

We have also entered into indemnification agreements with all of our directors and elected officers. The indemnification agreements provide that we will indemnify these officers and directors against expenses, judgments, fines, settlements and other amounts incurred if the individual acted in good faith and in a manner reasonably believed to be in the best interest of the Company and, in the case of criminal proceeding, had no reason to believe that the individual’s conduct was unlawful. The indemnification agreements further provide that notwithstanding any provision contained therein, we will indemnify the officers and directors to the fullest extent permitted by law notwithstanding that such indemnification is not otherwise specifically authorized by the provisions of the indemnification agreement, our restated certificate of incorporation, as amended, our amended and restated bylaws or by statute. The indemnification agreements also provide that these officers and directors shall be entitled to the advancement of fees and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement.

We also have director and officer liability insurance for the benefit of our directors and elected officers. These policies include coverage for losses for wrongful acts and omissions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and Wells Fargo Bank, National Association, as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “we,” “us” and “our” refer to Newpark Resources, Inc., and not to any of our subsidiaries or affiliates.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Subsidiary Guarantees

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our operating subsidiaries, payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “— Subordination” below.

The obligations of our operating subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•	either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•	the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such indenture; and

•	we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees, if any, may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors, if any, and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we or any guarantor is a party or by which we or any guarantor is bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities and guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we or the guarantors, if any, have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Stockholders

No director, manager, officer, employee, incorporator, partner, member or stockholder of Newpark or any guarantor, as such, shall have any liability for any of our or the guarantors’ obligations under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under ‘‘— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•	any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

Wells Fargo Bank, National Association, will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Our subsidiaries may issue guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, including the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are secured or unsecured;

•	whether the guarantees are conditional or unconditional;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities, units or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. If we issue warrants, we may do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the securities purchasable upon the exercise of such warrants;

•	the exercise price;

•	the aggregate number of warrants to be issued;

•	the principal amount of securities purchasable upon exercise of each warrant;

•	the price or prices at which each warrant will be issued;

•	the procedures for exercising the warrants;

•	the date upon which the exercise of warrants will commence;

•	the expiration date, and any other material terms of the warrants; and

•	any other terms of such warrants, including the terms, procedures and limitations relating to the exchange and exercise of such warrants.

The warrants do not confer upon the holders thereof any voting or other rights of stockholders.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, warrants or guarantees or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions, which will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any prospectus supplement. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the New York Stock Exchange. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Andrews Kurth LLP, The Woodlands, Texas. Any underwriter will be advised about other issues relating to any offering by its own legal counsel. If such counsel to underwriters passes on legal matters in connection with an offering of securities made by this prospectus, and a related prospectus supplement, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The 2009 and 2008 consolidated financial statements incorporated in this Prospectus by reference from Newpark Resources, Inc.’s Annual Report on Form 10-K, as modified by our Current Report on Form 8-K dated May 12, 2010 to include the guarantor and non-guarantor consolidating statements, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the 2009 and 2008 financial statements and includes an explanatory paragraph regarding the guarantor and non-guarantor consolidating statements). Newpark Resources, Inc.’s internal control over financial reporting as of December 31, 2009, has been audited by Deloitte & Touche LLP, as stated in their report contained in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Newpark Resources, Inc. for the year ended December 31, 2007, appearing in Newpark Resources, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009, and Current Report (Form 8-K) dated May 12, 2010, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.